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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

          The undersigned officer of each of Centennial Cellular Corp. and Centennial Cellular Operating Co. LLC, hereby appoints Michael J. Small and Thomas E. McInerney, or either of them individually, as attorney-in-fact for the undersigned, with full power of substitution for, and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to the registration statement on Form S-4 of Centennial Cellular Corp. and Centennial Cellular Operating Co. LLC (Regi stration No. 333-73435) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered thereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 16th day of June, 1999.


                                   /s/Thomas E. Bucks
                                   -------------------
                                   Thomas E. Bucks